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                         RESOLUTION OF THE DIRECTORS OF
                     AMERICAN UNITED LIFE INSURANCE COMPANY

                               SECURITIES FILINGS

      I, Richard M. Ellery, do hereby certify that I am the duly elected and qualified Secretary of American United Life Insurance Company and the keeper of records and corporate seal of said corporation and that the attached is a true and correct copy of resolution adopted by the Board of Directors of said copreoation on April 8, 2019:

      RESOLVED, That the Board of Directors does hereby authorize and direct employees of the Corporation to execute and file with the Securities and Exchange Commission (the "SEC"), Post-Effective Amendments to the AUL Retirement Services' AUL American Unit Trust's Registration Statement, File No. 033-31375; the Individual AUL American Individual Variable Annuity Unit Trust's (DirectPoint) Registration Statement, File No. 033-70065; the Individual AUL American Individual Variable Annuity Unit Trust's (StarPoint) Registration Statement, File No. 333-99191; the Individual AUL American Individual Variable Annuity Unit Trust's (Voyage Protector) Registration Statement, File No. 333-141415 and the Individual AUL American Individual Variable Life Unit Trust's (American Accumulator) Registration Statement, File No. 333-152925; all under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, and as necessary and applicable, in order to continue the issuance and sale of units of the separate accounts;

      FURTHER RESOLVED, That the Board of Directors does hereby authorize Richard M. Ellery, General Counsel, Stephen L. Due, Deputy General Counsel, Sean
P. McGoff, Chief Compliance Officer of the Separate Accounts of the Corporation, and Thomas M. Zurek, Secretary, to make such alterations and changes in the Post-Effective Amendments to the aforementioned Registration Statements as they may deem appropriate or necessary to comply with the requirements imposed by the SEC for the filing of any and all Post-Effective Amendments to the Registration Statements; and

      FURTHER RESOLVED, That the Directors, officers, and employees of the Corporation who may be required to execute the separate accounts' Registration Statements on Form N-4, N-6 and any amendments thereto be, and each of them hereby is, authorized to execute a power of attorney (or any such previously executed power of attorney is hereby ratified), appointing Richard M. Ellery, Stephen L. Due, Sean P. McGoff, and Thomas M. Zurek their true and lawful attorneys, to execute in their name, place and stead, in their capacity as Director, officer, or employee of the Corporation, said Registration Statements and any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the SEC; and said attorneys shall have the power to act thereunder and shall have full power of substitution and resubstition; and said attorneys shall have full power and authority to do and perform in the name and on behalf of each of said Directors, officers, and employees, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said Directors, officers, and employees, or any or all of them, might or could do in person, said acts of said attorneys, being hereby ratified and approved.

Dated: April 8, 2019

IN WITNESS WHEREOF, I have hereunto affixed my name as Secretary and have caused the corporate seal of said corporation to be affixed this April 8, 2019.

/s/Richard M. Ellery
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Richard M. Ellery, Secretary
American United Life Insurance Company